Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200
For Immediate Release
Executive Contact:
Robert C. Atkinson
Vice President
Investor Relations
Chico’s FAS, Inc.
(239) 274-4199
Chico’s FAS, Inc. Reports September Sales
     Fort Myers, FL - October 9, 2008 - Chico’s FAS, Inc. (NYSE: CHS) today reported that its net sales for the five-week period ended October 4, 2008, decreased 9.3% to $159.5 million from $175.9 million reported for the five-week period ended October 6, 2007. Comparable store sales decreased 15.6% for the five-week period ended October 4, 2008 compared to the same five-week period last year ended October 6, 2007.
     For the thirty-five weeks ended October 4, 2008, net sales decreased 7.9% to $1.091 billion from $1.184 billion reported for the thirty-five week period ended October 6, 2007. Comparable store sales decreased 15.9% for the thirty-five week period ended October 4, 2008 compared to the thirty-five week period last year ended October 6, 2007.
     Chico’s FAS, Inc. Chairman, President, and CEO, Scott A. Edmonds, commented, “Our disappointing September sales results reflect the deteriorating macro economic environment. This, combined with the unstable financial markets, has caused us to essentially withdraw our previous earnings outlook for the second half of this year as predictability of future results is extremely difficult at this time. In order to address this situation, we continue to review every aspect of cost control, including inventory, capital expenditures, headcount, and line-item expense levels, and continue to believe the Company will generate positive free cash flow for the year. Additionally, we maintain a strong balance sheet with approximately $270 million in cash and marketable securities and no debt.”
     The Company is a specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 1,075 women’s specialty stores, including stores in 49 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market and Soma Intimates names. The Company has 618 Chico’s front-line stores, 41 Chico’s outlet stores, 326 White House | Black Market front-line stores, 19 White House | Black Market outlet stores, 70 Soma Intimates front-line stores and 1 Soma Intimates outlet store.
Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information, please call (877) 424-4267 to listen to the Company’s monthly sales information and investor relations line
Additional investor information on Chico’s FAS, Inc. including a presentation summarizing the Company’s recent financial results is available on the Company’s website at http://www.chicosfas.com